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                                                                      EXHIBIT 11

                      ATALANTA/SOSNOFF CAPITAL CORPORATION
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                   THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (UNAUDITED)

                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                                    ------------------
                                                 2002                 2001
                                                 ----                 ----

Net income (loss)                            $(1,160,737)         $(1,621,422)
                                             ============         ===========
Weighted average common shares
  outstanding                                  8,883,207            9,005,227

Add - common stock equivalents
  from in the money options                       26,275               26,167
                                                  ------               ------
Dilutive weighted average common
 shares outstanding                            8,909,482            9,031,394
                                               =========            =========

Earnings (loss) per common share - basic         $(0.13)               $(0.18)
                                                 =======              =======

Earnings per common share - diluted                  N/A                  N/A
                                                     ===                  ===

Antidilutive options                               - 0 -                - 0 -
                                                   =====               ======

Average closing price of the
 Company's common stock (ATL)                     $11.89               $10.10
                                                  ======               ======


o Diluted earnings per share is not presented for the three months ended March 31, 2002 and 2001, respectively, because the Company recorded a net loss for the respective periods.








            SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


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